Service Properties Trust (Nasdaq: SVC) Investor Presentation August 2023 Exhibit 99.1

2SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Warning Concerning Forward-Looking Statements, Disclaimers and Non-GAAP Financial Measures This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. Forward-looking statements reflect SVC’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these forward-looking statements and the related risks, uncertainties and other factors include, but are not limited to, the following: Sonesta Holdco Corporation and its subsidiaries, or Sonesta’s, ability to successfully operate the hotels it manages for SVC, SVC’s ability and the ability of SVC’s managers and tenants to operate under unfavorable market and economic conditions, rising or sustained high interest rates, high inflation, labor market challenges, dislocation and volatility in the public equity and debt markets, geopolitical instability and economic recessions or downturns, SVC’s ability to repay or refinance its debts as they mature or otherwise become due, SVC’s ability to pay interest on and principal of its debt, the likelihood and extent to which SVC’s managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC, SVC’s ability to maintain sufficient liquidity, including the availability of borrowings under SVC’s revolving credit facility, if and when business transient hotel business will return to historical pre-COVID-19 pandemic levels and whether any improved hotel industry conditions will continue, increase or be sustained, potential defaults on, or non-renewal of, leases by SVC’s tenants, decreased rental rates or increased vacancies, SVC’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions, SVC’s policies and plans regarding investments, financings and dispositions, SVC’s ability to raise or appropriately balance the use of debt or equity capital, the impact of increasing labor costs and shortages and commodity and other price inflation due to supply chain challenges or other market conditions, SVC’s intent to make improvements to certain of its properties, SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms, SVC’s ability to diversify its sources of rents and returns that improve the security of SVC’s cash flows, SVC’s credit ratings, SVC’s expectation that it benefits from its relationships with The RMR Group LLC, or RMR and Sonesta, SVC’s qualification for taxation as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, SVC’s ability to realize benefits from the scale, geographic diversity, strategic locations and the variety of service levels of SVC’s hotels, changes in federal or state tax laws, and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC’s periodic filings. The information contained in SVC’s filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC’s forward-looking statements in this presentation. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon SVC’s forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that SVC obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on SVC’s good faith estimates and beliefs derived from its review of internal surveys and independent sources and its experience. SVC believes that these external sources, estimates and beliefs are reliable and reasonable, but it has not independently verified them. Although SVC is not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. Unless otherwise noted, all data presented are as of or for the three months ended June 30, 2023. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre. Calculations of, and reconciliations for these metrics to the closest GAAP metrics, are included in an Appendix hereto. Please refer to page 27 for certain definitions of terms used throughout this presentation.

3SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 SVC: Company Overview SVC invests in two asset categories: hotels and service-focused retail net lease properties to provide diversification to its cash flows. Necessity-based retail assets with strong rent coverage, low capex requirements and long lease terms produce stable cash flows that balance the cyclicality of the hotel portfolio. Diversified by location and industry: properties in 22 industries with 143 brands located across 46 states, Washington, DC, Puerto Rico and Canada. Hotel Portfolio consists of Full Service, Extended Stay and Select Service assets across multiple chain scales.

4SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 SVC: Company Overview 221 HOTELS 37,777 KEYS $6.1B INVESTMENT 763 RETAIL NET LEASE ASSETS 13.5M RENTABLE SQUARE FEET $5.1B INVESTMENT 984 PROPERTIES $11.2B INVESTMENT Diversified Portfolio with National Scale

5SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 SVC: Recent Events Property Sales: Sold 86 properties for $560 million in 2022 Debt Financing: Issued $610 million of 5.6% secured debt Well Covered Dividend: Annualized dividend of $0.80 per share represents a 53% Normalized FFO payout ratio for 2022 HotelPortfolioImprovement: Q4 RevPAR increased 21.4% from prior year fourth quarter Steady Net Lease Portfolio: Continued stable cash flows Rent coverage increased to 3.00x Hotel Portfolio Improvement: Q2 RevPAR increased 2.8% over prior year quarter. Steady Net Lease Portfolio: Continued stable cash flows, rent coverage increased from the prior year quarter to 2.94x. Enhanced Liquidity: Entered into a new 4 year $650 million revolving credit facility; with over $430 million of cash brings total liquidity over $1 billion. Well Covered Dividend: Annualized dividend of $0.80 per share represents a 53% Normalized FFO payout ratio for 2022 Strategic Investment: Acquired Nautilus Hotel in South Beach Miami. Entered key mark t at ttractive pricing. TA Transaction: Received $379.3 million in cash and negotiated new 10 year leases with 2% annual increases and 50 years of extension options. Significant credit enhancement and value creation.

Portfolio Highlights: Geographically Diverse

SVC's assets are located in 46 states, Washington DC, Puerto Rico and Canada.

- SVC has invested $11.2 billion in its real estate portfolio.
- SVC's investments are located in various markets with demand generators.
- SVC believes geographic diversity mitigates market risk.

		Total Property Count	Hotel Count	Net Lease Count	Investments: Total ($000s)	% of Total	Hotel ($000s)	Hotel % of Total	Net Lease ($000s)	Net Lease % of Total
1	California	58	36	22	$ 1,381,216	12.3 %	$ 1,108,151	18.0 %	$ 273,065	5.4 %
2	Texas	76	20	56	872,392	7.8 %	356,248	5.8 %	516,144	10.2 %
3	Illinois	66	10	56	704,394	6.3 %	413,924	6.7 %	290,470	5.7 %
4	Florida	58	12	46	687,259	6.1 %	441,020	7.2 %	246,239	4.8 %
5	Georgia	90	16	74	668,867	6.0 %	398,733	6.5 %	270,134	5.3 %
6	Arizona	39	14	25	473,947	4.2 %	225,575	3.7 %	248,372	4.9 %
7	Ohio	44	5	39	450,222	4.0 %	120,597	2.0 %	329,625	6.5 %
8	Louisiana	15	3	12	380,229	3.4 %	248,524	4.0 %	131,705	2.6 %
9	Pennsylvania	33	5	28	336,777	3.0 %	132,663	2.2 %	204,114	4.0 %
10	Missouri	29	4	25	285,668	2.5 %	156,518	2.5 %	129,150	2.5 %
	Top 10	508	125	383	6,240,971	55.6 %	3,601,953	58.6 %	2,639,018	51.9 %
	Other (1)	476	96	380	4,984,040	44.4 %	2,542,326	41.4 %	2,441,714	48.1 %
	Total	984	221	763	$ 11,225,011	100.0 %	$ 6,144,279	100.0 %	$ 5,080,732	100.0 %

(1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $10.5 million per property.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023

6

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Hotel Portfolio

8SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 BY SERVICE LEVEL(1) BY CHAIN SCALE(1)BY LOCATION Full Service, 40.1% Select Service, 22.6% Extended Stay, 37.3% Upscale, 46.5% Upper Upscale, 15.0% Upper Midscale/ Midscale, 38.5% Location Keys % of Portfolio Suburban 18,395 48.7% Urban 9,443 25.0% Airport 6,904 18.3% Resort 2,701 7.1% Small Metro 121 0.3% Interstate 213 0.6% Total 37,777 100.0% Hotel Portfolio: Diversified by Location and Service Level 1) Percent based on number of keys.

9SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Hotel Portfolio: Monthly Operating Metrics (219 Comparable Hotels) Monthly Hotel EBITDA ($ in Millions) 66.0% 66.3% 70.1% 68.8% 63.4% 67.0% 67.6% 58.7% 50.9% 50.0% 57.9% 65.4% 65.8% 66.4% 70.9% $136 $138 $147 $146 $135 $142 $144 $131 $129 $134 $139 $142 $141 $142 $147 $89 $91 $103 $100 $86 $95 $97 $77 $66 $67 $81 $93 $93 $94 $104 $0 $50 $100 $150 $200 $250 0% 10% 20% 30% 40% 50% 60% 70% 80% Occupancy ADR RevPAR $24.0 $27.8 $35.0 $32.9 $16.0 $28.8 $33.0 $11.4 $9.3 $1.6 $10.7 $23.0 $29.6 $30.4 $33.4 $0 $5 $10 $15 $20 $25 $30 $35 $40

10SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Hotel Portfolio: By Service Level (219 Comparable Hotels) Top 5 Hotel EBITDA Generators # of Keys Hotel EBITDA ( (000’s) Royal Sonesta San Juan 402 $ 5,286 Sonesta Nashville Airport 392 2,889 Royal Sonesta Washington DC 335 2,210 Royal Sonesta Hotel Houston 485 1,725 Sonesta Select Phoenix Camelback 155 754 Total 1,769 $ 12,865 Q2 2023 EBITDA by Service Level ($ in millions) Q2 2023 Hotel EBITDA By Service Level • Consolidated portfolio of 219 hotels generated hotel EBITDA of $93.4 million, resulting in a net margin of 23.2%. • Full-service hotels generated $51.6 million of hotel EBITDA. • Extended stay hotels generated $28.3 million of hotel EBITDA. • Select service hotels generated $13.5 million of hotel EBITDA. • Overall Hotel EBITDA grew over 7.5% compared to Q2 2022. $51 $11 $25 $52 $13 $28 23.8% 18.2% 23.8% 21.9% 21.8% 26.8% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% $- $10 $20 $30 $40 $50 Q2 '22 EBITDA Q2 '23 EBITDA Q2 '22 Margin Q2 '23 Margin Full-Service Select-Service Extended-Stay

11SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 • 8th largest hotel company according to Smith Travel Research. • Approximately 1,200 properties totaling 100,000 rooms across 19 brands in eight countries. • Manages over 200 hotels. • Franchises close to 1,000 hotels. • SVC owns 34% of Sonesta. • Equity investment has a carrying value of $109 million. • Unique owner / operator alignment. Hotel Portfolio: Sonesta at a Glance Source: Sonesta International Hotels, Inc.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Net Lease Portfolio

13SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Net Lease Portfolio: High-Quality Service & Necessity Based Assets Net Lease Portfolio Statistics 763 $376mm Properties Annualized Minimum Rent 13.5mm 9.3 Rentable Square Feet Weighted Average Lease Term(1) 96.1% 2.94x Occupancy Rent Coverage Diverse Geographical Footprint (1) (1) By annualized minimum rent. 22 Industries | 143 Brands % of Annual Minimum Rent<1% >8.9%

14SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 2% 81% 13% 4% Percentage Rent Fixed/Scheduled CPI Flat (1) By annualized minimum rent. Net Lease Portfolio: Reliable Income Stream and Low Capex Requirements Well-Laddered Lease Expirations (1) 96% of Leases Have Contractual Increases or Percentage Rent Lease Structures $376mm 0.2% 2.6% 2.4% 3.2% 3.3% 3.1% 1.6% 1.1% 1.2% 0.8% 80.5% 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033+

15SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Net Lease Portfolio: Diversified Tenants & Industries Mitigate Risk (1) By annualized minimum rent. Tenants by Brand (1)Tenants by Industry (1) Travel Centers, 68.5% Restaurants-Quick Service, 5.2% Restaurants-Casual Dining, 3.0% Health and Fitness, 2.9% Movie Theaters, 2.6% Home Goods and Leisure, 2.6% Grocery Stores, 2.5% Medical, Dental Office, 2.2% Automotive Equipment and Services, 2.0% Automotive Dealers, 1.3% Other, 7.2% Brand % of Annualized Minimum Rent Rent Coverage TravelCenters of America / Petro Stopping Centers 67.5% 2.64x The Great Escape 2.1% 6.20x Life Time Fitness 1.5% 2.35x Buehler's Fresh Foods 1.5% 3.24x AMC Theatres 1.4% 1.43x Heartland Dental 1.3% 4.24x Express Oil Change 1.0% 4.32x Norms 1.0% 2.68x Pizza Hut 0.9% 2.11x Flying J Travel Plaza 0.9% 6.40x Courthouse Athletic Club 0.5% 1.27x Other 20.4% 3.49x 100% 2.94x

16SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Net Lease Portfolio: TravelCenters of America, Inc. • Represents 29% of SVC’s portfolio based on investment. • 176 travel centers operate under two brands. • Difficult to replicate real estate located near exits along the U.S. Interstate Highway System. • Five master leases that run through 2033; 50 years of extension options. • Rents are guaranteed by BP Corporation North America Inc. • Pure triple net leases; SVC has no capital expenditure requirements. TA 402 – Wilmington Wilmington, IL

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Financial Information

18SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Balance Sheet Overview as of June 30, 2023 Debt Maturities Book Capitalization Leverage/Coverage Ratios Net Debt / Total Gross Assets 50.2% Net Debt / Gross Book Value of Real Estate Assets and Cash Equivalents 53.1% LTM Adjusted EBITDAre / LTM Interest Expense 1.9x Net Debt / LTM Adjusted EBITDAre 8.6x Strong Balance Sheet Secured Fixed Rate Debt 8% Unsecured Fixed Rate Debt 73% Shareholder’s Equity 19% • Unsecured fixed rate senior notes: $5.2 billion with a weighted average interest rate of 5.17%. • Secured fixed rate net lease mortgage notes: $610.0 million with a weighted average interest rate of 5.60%. • $650 million revolving credit facility: ◦ No amounts outstanding as of June 30, 2023. ◦ Maturity date of June 2027. • No derivatives, off-balance sheet liabilities, or material adverse change clauses or ratings triggers. • Over $7 billion of unencumbered assets (gross book value). 8% 73% 19% 1. SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. 2. As of June 30, 2023, SVC had no amounts outstanding under its $650 million revolving credit facility. $1,175 $1,150 $800 $850 $400 $425 $400 $1 $2 $2 $2 $2 $601 $0 $250 $500 $750 $1,000 $1,250 2023 2024 2025 2026 2027 2028 2029 2030 $ (M ill io ns ) Unsecured Fixed Rate Debt Secured Fixed Rate Debt Revolving Credit Facility (1) (2)

19SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Financial Services: Real Estate Services: Business Services: Accounting Acquisitions/ Dispositions Administration Capital Markets Asset Management Human Resources Compliance/ Audit Construction/ Development Information Technology (IT) Finance/ Planning Engineering Investor Relations Treasury Leasing Marketing Tax Property Management Legal/ Risk Management ~$36 Billion in AUM Over 600 CRE Professionals More than 30 Offices Throughout the U.S. Over 20,000 Employees More than 2,000 Properties Over $5 Billion in Annual Revenues Combined RMR Managed Companies: SVC IS MANAGED BY THE RMR GROUP, AN ALTERNATIVE ASSET MANAGER Strong Management Platform and Affiliate Advantages 19 National Multi-Sector Investment Platform Office Industrial Government Medical Office Life Science Senior Housing Hotels Retail

20SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 RMR base management fee tied to SVC share price performance. RMR incentive fees contingent on total shareholder return(1) outperformance. • Equal to 12% of value generated by SVC in excess of the benchmark index total returns (MSCI U.S. REIT/HOTEL & RESORT REIT Index) per share over a three year period, subject to a cap (1.5% of equity market cap). • Absolute dollar outperformance must be positive to receive an incentive fee: it can’t be negative but better than the index. • Shareholders keep 100% of benchmark returns and 88% of returns in excess of the benchmark. Alignment of Interests If SVC’s stock price goes up and its total market cap exceeds its historical cost of real estate, RMR base management fee is capped at 50 bps of historical cost of real estate. If total market cap is less than historical cost of real estate, base fee fluctuates with share price. Incentive fee structure keeps RMR focused on increasing total shareholder return. Members of RMR senior management and RMR are holders of SVC stock, RMR is subject to long term lock up agreements. SVC shareholders have visibility into RMR, a publicly traded company. SVC benefits from RMR’s national footprint and economies of scale of $36 billion platform. (1) To determine final share price in SVC’s Total Return calculation, the business management agreement requires that the highest ten day share price average within the last 30 trading days of the measurement period be used. In the past, this and other less significant factors have resulted in differences between the MSCI calculation of SVC’s total return percentage and the total return percentage computed under the agreement. The RMR Group and Shareholder Alignment 20 Other fees. • Property management fee consists of an annual fee based on 3.0% of rents collected at SVC’s managed retail net lease properties (excluding TA). • Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) SVC's historical cost of real estate, or (2) SVC's total market capitalization. • There is no incentive fee for RMR to complete any transaction that could reduce share price.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Appendix

Calculation of Funds From Operations (FFO) and Normalized FFO

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Six Months Ended	
		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Net (loss) income		$ (11,278)	$ 25,950	$ (31,409)	$ 7,500	$ 11,350	$ 14,672	$ (108,472)
Add (Less):	Depreciation and amortization	94,571	100,039	94,961	101,514	100,520	194,610	204,633
	Loss on asset impairment, net [1]	9,005	–	1,269	1,172	3,048	9,005	8,548
	Loss (gain) on sale of real estate, net [2]	62	(41,898)	(3,583)	164	(38,851)	(41,836)	(44,399)
	Loss (gain) on equity securities, net [3]	593	(49,430)	10,841	(23,056)	10,059	(48,837)	20,319
	Adjustments to reflect SVC's share of FFO attributable to an investee [4]	798	1,233	1,049	1,103	905	2,031	1,571
FFO		93,751	35,894	73,128	88,397	87,031	129,645	82,200
Add (Less):	Loss on early extinguishment of debt [5]	238	44	–	–	791	282	791
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee [4]	207	321	138	61	593	528	838
	Transaction related costs [6]	931	887	–	–	743	1,818	1,920
Normalized FFO		$ 95,127	$ 37,146	$ 73,266	$ 88,458	$ 89,158	$ 132,273	$ 85,749
Weighted average shares outstanding (basic and diluted)		164,902	164,867	164,862	164,745	164,667	164,884	164,672
Basic and diluted per share common share amounts:								
Net (loss) income		$ (0.07)	$ 0.16	$ (0.19)	$ 0.05	$ 0.07	$ 0.09	$ (0.66)
FFO		$ 0.57	$ 0.22	$ 0.44	$ 0.54	$ 0.53	$ 0.79	$ 0.50
Normalized FFO		$ 0.58	$ 0.23	$ 0.44	$ 0.54	$ 0.54	$ 0.80	$ 0.52

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023

See accompanying notes on page 26.

22

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

(dollars in thousands)

		For the Three Months Ended					For the Six Months Ended	
		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Net (loss) income		$ (11,278)	$ 25,950	$ (31,409)	$ 7,500	$ 11,350	$ 14,672	$ (108,472)
Add (Less):	Interest expense	82,503	81,580	77,891	81,740	89,820	164,083	182,164
	Income tax expense (benefit)	5,247	(3,780)	(1,757)	390	473	1,467	1,168
	Depreciation and amortization	94,571	100,039	94,961	101,514	100,520	194,610	204,633
EBITDA		171,043	203,789	139,686	191,144	202,163	374,832	279,493
Add (Less):	Loss on asset impairment, net [1]	9,005	–	1,269	1,172	3,048	9,005	8,548
	Loss (gain) on sale of real estate, net [2]	62	(41,898)	(3,583)	164	(38,851)	(41,836)	(44,399)
	Adjustments to reflect SVC's share of EBITDAre attributable to an investee [4]	2,275	2,614	2,340	2,787	2,074	4,889	2,754
EBITDAre		182,385	164,505	139,712	195,267	168,434	346,890	246,396
Add (less):	Loss (gain) on equity securities, net [3]	593	(49,430)	10,841	(23,056)	10,059	(48,837)	20,319
	Loss on early extinguishment of debt [5]	238	44	–	–	791	282	791
	Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee [4]	207	321	(529)	272	1,014	528	1,294
	Transaction related costs [6]	931	887	–	–	743	1,818	1,920
	General and administrative expense paid in common shares [7]	970	514	510	972	832	1,484	1,294
Adjusted EBITDAre		$ 185,324	$ 116,841	$ 150,534	$ 173,455	$ 181,873	$ 302,165	$ 272,014

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023

See accompanying notes on page 26.

23

Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Number of hotels	*219*	*219*	*219*	*219*	*219*	*235*	*235*
Room revenues	$ 328,538	$ 268,045	$ 273,896	$ 320,563	$ 318,037	$ 596,583	$ 535,313
Food and beverage revenues	52,567	41,909	45,341	41,985	43,509	94,476	68,562
Other revenues	21,833	17,042	15,893	16,174	17,001	38,875	29,168
Hotel operating revenues - comparable hotels	402,938	326,996	335,130	378,722	378,547	729,934	633,043
Rooms expenses	100,527	88,383	89,952	98,440	94,138	188,910	168,015
Food and beverage expenses	38,964	34,337	34,677	33,880	31,645	73,301	54,016
Other direct and indirect expenses	127,589	124,612	118,534	123,288	121,234	252,201	227,552
Management fees	15,370	12,651	12,876	14,695	14,594	28,021	24,718
Real estate taxes, insurance and other	25,353	30,162	23,942	28,990	28,404	55,515	59,030
FF&E Reserves [8]	1,737	1,554	1,459	1,685	1,680	3,291	2,902
Hotel operating expenses - comparable hotels	309,540	291,699	281,440	300,978	291,695	601,239	536,233
Hotel EBITDA	$ 93,398	$ 35,297	$ 53,690	$ 77,744	$ 86,852	$ 128,695	$ 96,810
Hotel EBITDA Margin	23.2 %	10.8 %	16.0 %	20.5 %	22.9 %	17.6 %	15.3 %
Hotel operating revenues (GAAP) [9]	$ 404,327	$ 334,796	$ 350,501	$ 400,453	$ 418,984	$ 739,123	$ 716,390
Add (less)							
Hotel operating revenues from non-comparable hotels	(1,389)	(7,800)	(15,371)	(21,731)	(40,437)	(9,189)	(83,347)
Hotel operating revenues - comparable hotels	$ 402,938	$ 326,996	$ 335,130	$ 378,722	$ 378,547	$ 729,934	$ 633,043
Hotel operating expenses (GAAP) [9]	$ 309,100	$ 299,566	$ 293,554	$ 318,266	$ 325,194	$ 608,666	$ 615,537
Add (less)							
Hotel operating expenses from non-comparable hotels	(1,643)	(10,377)	(14,194)	(19,594)	(35,800)	(12,020)	(83,448)
Reduction for security deposit and guaranty fundings, net [10]	(195)	335	–	–	–	140	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	(80)	–	–	–	–	(80)	–
FF&E Reserves from managed hotel operations [8]	1,737	1,554	1,459	1,685	1,680	3,291	2,902
Other [11]	621	621	621	621	621	1,242	1,242
Hotel operating expenses - comparable hotels	$ 309,540	$ 291,699	$ 281,440	$ 300,978	$ 291,695	$ 601,239	$ 536,233

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023

See accompanying notes on page 26.

24

Calculation and Reconciliation of Hotel EBITDA - All Hotels*

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Number of hotels	*221*	*220*	*238*	*242*	*247*	*221*	*247*
Room revenues	$ 329,484	$ 275,267	$ 288,082	$ 341,106	$ 357,117	$ 604,751	$ 615,737
Food and beverage revenues	52,837	42,245	45,968	42,636	44,256	95,082	70,158
Other revenues	22,006	17,284	16,451	16,711	17,611	39,290	30,495
Hotel operating revenues	404,327	334,796	350,501	400,453	418,984	739,123	716,390
Rooms expenses	100,935	91,300	93,067	104,761	106,982	192,235	195,725
Food and beverage expenses	39,282	34,750	35,248	34,497	32,333	74,032	55,567
Other direct and indirect expenses	126,360	128,202	124,396	130,470	136,099	254,562	263,116
Management fees	14,855	12,143	12,450	14,362	15,240	26,998	26,572
Real estate taxes, insurance and other	28,014	34,128	29,014	34,797	35,161	62,142	75,799
FF&E Reserves (8)	1,737	1,992	2,252	2,622	3,172	3,729	4,394
Hotel operating expenses	311,183	302,515	296,427	321,509	328,987	613,698	621,173
Hotel EBITDA	$ 93,144	$ 32,281	$ 54,074	$ 78,944	$ 89,997	$ 125,425	$ 95,217
Hotel EBITDA Margin	23.0 %	9.6 %	15.4 %	19.7 %	21.5 %	17.0 %	13.3 %
Hotel operating expenses (GAAP) (9)	$ 309,100	$ 299,566	$ 293,554	$ 318,266	$ 325,194	$ 608,666	$ 615,537
Add (less)							
Reduction for security deposit and guaranty fundings, net (10)	(195)	335	–	–	–	140	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	(80)	–	–	–	–	(80)	–
FF&E Reserves from managed hotel operations (8)	1,737	1,993	2,252	2,622	3,172	3,729	4,394
Other (11)	621	621	621	621	621	1,242	1,242
Hotel operating expenses	$ 311,183	$ 302,515	$ 296,427	$ 321,509	$ 328,987	$ 613,697	$ 621,173

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023

See accompanying notes on page 26.

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26SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Notes to Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA 26 1. SVC recorded a loss on asset impairment of $9,005 to reduce the carrying value of 16 net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2023, $1,269 to reduce the carrying value of one hotel and one net lease property to their estimated fair value less costs to sell during the three months ended December 31, 2022, $1,172 to reduce the carrying value of three hotels and one net lease property to their estimated fair value less costs to sell during the three months ended September 30, 2022, and $3,048 to reduce the carrying value of two hotels and four net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2022. 2. SVC recorded a $62 net loss on sale of real estate during the three months ended June 30, 2023 in connection with the sale of two net lease properties, a $41,898 net gain on sale of real estate during the three months ended March 31, 2023 in connection with the sale of 18 hotels, a $3,583 net gain on sale of real estate during the three months ended December 31, 2022 in connection with the sale of four hotels and two net lease properties, a $164 net loss on sale of real estate during the three months ended September 30, 2022 in connection with the sale of five hotels and six net lease properties, and a $38,851 net gain on sale of real estate during the three months ended June 30, 2022 in connection with the sale of 51 hotels and 11 net lease properties. 3. Gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC's former investment in shares of TA common stock to their fair value. 4. Represents SVC's proportionate share from its equity investment in Sonesta. 5. SVC recorded a $238 loss on early extinguishment of debt during the three months ended June 30, 2023 related to the write off of unamortized issuance costs relating to the amendment to its revolving credit agreement. SVC recorded a $44 loss on early extinguishment of debt during the three months ended March 31, 2023 related to the write off of deferred financing costs relating to its repayment of $500,000 of unsecured senior notes due in March 2023. SVC recorded a $791 loss on early extinguishment of debt during the three and six months ended June 30, 2022 related to the write off of deferred financing costs and unamortized discounts relating to the amendment to its revolving credit agreement and the repayment of $500,000 of unsecured senior notes. 6. Transaction related costs for the three and six months ended June 30, 2023 of $931 and $1,818, respectively, primarily consisted of hotel rebranding activity and the demolition of certain vacant properties. Transaction related costs for the three months ended June 30, 2022 of $743 primarily consisted of costs related to potential financing transactions. Transaction related costs for the three months ended March 31, 2022 of $1,177 primarily consisted of expenses related to SVC's hotel rebranding activities. 7. Amounts represent the equity compensation for SVC's Trustees, officers and certain other employees of RMR. 8. Various percentages of total sales at certain of SVC's hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. 9. As of June 30, 2023, SVC owned 221 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. 10. When managers of SVC's hotels are required to fund the shortfalls of owner’s priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net increase to hotel operating expenses was $195 for the three months ended June 30, 2023 and the net reduction to hotel operating expenses was $140 for the six months ended June 30, 2023 to reflect these changes. There were no adjustments to hotel operating expenses during the three months and six months ended June 30, 2023 and 2022. 11. SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended June 30, 2023 and 2022 for this liability, and $1,242 for each of the six months ended June 30, 2023 and 2022 for this liability.

Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures:

SVC presents certain "non-GAAP financial measures" within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDA*re* and Adjusted EBITDA*re*. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net (loss) income as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net (loss) income as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net (loss) income. SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels.

FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and Normalized FFO as shown on page 22. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net (loss) income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any gains and losses on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 22. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy its REIT distribution requirements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 23. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDA*re* attributable to an investee. In calculating Adjusted EBITDA*re*, SVC adjusts for the items shown on page 23. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than SVC does.

Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations.

Other Definitions:

Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets.

Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA.

Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry.

Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry.

Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that it owned on June 30, 2023 and were open and operating since the beginning of the earliest period being compared. For the periods presented, SVC's comparable results excluded two hotels, one of which was not owned for the entirety of the periods and the other of which had suspended operations during part of the periods presented.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023

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28SERVICE PROPERTIES TRUST (Nasdaq: SVC) | August 2023 Non-GAAP Financial Measures and Certain Definitions (continued) 28 Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. FF&E Reserve: Various percentages of total sales at certain of SVC's hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in owner's priority return or rents. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner's priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation.

Service Properties Trust (Nasdaq: SVC) Investor Presentation August 2023 Two Newton Place 255 Washington Street Suite 300 Newton, MA 02458 SVCREIT.COM